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                                                                   EXHIBIT 10.30
                Form of Escrow Instructions dated April 13, 1998


                                     FORM OF
                            JOINT ESCROW INSTRUCTIONS


Dated as of the date of the
Securities Purchase Agreement to
Which These Joint Escrow
Instructions Are Attached


Krieger & Prager, Esqs.
319 Fifth Avenue
New York, New York 10016

Attention:                 Samuel M. Krieger, Esq.

Dear Mr. Krieger:

         As escrow agent for both Nhancement Technologies, Inc., a California corporation (the "Company"), and the one or more Buyers (each, a "Buyer") of Series A Convertible Preferred Stock (the "Preferred Stock") of the Company, which is named in the Securities Purchase Agreement between the Company and the Buyer to which a copy of these Joint Escrow Instructions is attached as ANNEX II (the "Agreement"), you (hereafter, the "Escrow Agent") are hereby authorized and directed to hold the documents and funds (together with any interest thereon, the "Escrow Funds") delivered to the Escrow Agent pursuant to the terms of the Agreement in accordance with the following instructions:

         1. (a) The Escrow Agent shall, as promptly as feasible, notify the Company of receipt of the Purchase Price for the relevant Preferred Stock for the Initial Preferred Stock or any subsequent tranche of Additional Preferred Stock, as the case may be, from or on behalf of the Buyer, and notify the Buyer (or such agent as the Buyer may designate in writing) of receipt of the relevant Certificate. As promptly as feasible upon receipt of notice (whether oral or in written form) from the Company and the Buyer that the respective conditions precedent to the purchase and sale have been satisfied (which notice shall not be unreasonably withheld), the Escrow Agent shall, after reduction by the amounts referred to in the next succeeding sentence of this paragraph, release the relevant Escrow Funds to or upon the order of the Company, and shall release the relevant Certificate to the Buyer. After receipt of such notice, an amount equal to (i) twelve percent (12%) of the Purchase Price of the relevant Preferred Stock for each tranche as the aggregate cash fees and non-accountable expense allowance due to David Diamond


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(the "Placement Agent") shall be released to or upon the order of the Placement
Agent, (ii) one percent (1%) of the Purchase Price of the relevant Preferred Stock for each tranche in legal and escrow fees to the Escrow Agent shall be released to or upon the order of the Escrow Agent., and (iii) of the Purchase Price for the Initial Preferred Stock only, Five Hundred Thousand Dollars ($500,000; the ?Retained Escrow Amount?) shall be retained in escrow hereunder pending receipt by the Escrow Agent of the Filing Confirmation.

                  (b) If the relevant Certificate is are not deposited with the Escrow Agent within ten (10) days after receipt by the Company of notice of receipt by the Escrow Agent of the relevant Purchase Price funds from the Buyer for the relevant Preferred Stock, the Escrow Agent shall notify the Buyer and the Buyer shall be entitled to cancel the purchase and demand repayment of the funds. If the relevant Purchase Price funds are not deposited with the Escrow Agent within ten (10) days after receipt by the Buyer of notice of receipt by the Escrow Agent of the relevant Certificate from the Company, the Escrow Agent shall notify the Company and the Company shall be entitled to cancel the purchase and demand return of such Certificate.

                  (c) If the Company or the Buyer notifies the Escrow Agent that, on the relevant Closing Date, the conditions precedent to the obligations of the Company or the Buyer, as the case may be, under the Agreement with respect to the purchase and sale of Preferred Stock to be effected that date were not satisfied or waived, then the Escrow Agent shall return the relevant Escrow Funds to the Buyer and shall return the relevant Certificate to the Company.

                  (d) Upon the Escrow Agent?s receipt of the Filing Confirmation, the Escrow Agent shall release the Retained Escrow Amount to or upon the order of the Company.

                  (e) Prior to return of any Escrow Funds to the Buyer, the Buyer shall furnish such tax reporting or other information as shall be appropriate for the Escrow Agent to comply with applicable United States laws.

                  (f) The Escrow Agent shall deposit all funds received hereunder in the Escrow Agent's attorney escrow account at The Bank of New York.

         2. The Escrow Agent's duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, the Buyer and the Escrow Agent.

         3. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith, and any act done or omitted by


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the Escrow Agent pursuant to the advice of the Escrow Agent's attorneys-at-law shall be conclusive evidence of such good faith.

         4. The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

         5. The Escrow Agent shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

         6. The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent's duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. The Escrow Agent has acted as legal counsel for any one or more of the Buyers and may continue to act as legal counsel for such parties, from time to time, notwithstanding its duties as the Escrow Agent hereunder. The Company consents to the Escrow Agent acting in such capacity as legal counsel for the Buyer and waives any claim that such representation represents a conflict of interest on the part of the Escrow Agent. The Company understands that the Buyer and the Escrow Agent are relying explicitly on the foregoing provision in entering into these Joint Escrow Instructions.

         7. The Escrow Agent's responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by written notice to the Company and the Buyer. In the event of any such resignation, the Buyer and the Company shall appoint a successor Escrow Agent.

         8. If the Escrow Agent reasonably requires other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

         9. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or the Escrow Funds held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent's sole discretion (1) to retain in the Escrow Agent's possession without liability to anyone all or any part of said documents or the Escrow Funds until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction



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after the time for appeal has expired and no appeal has been perfected, but the
Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the Escrow Funds and any other property and documents held by the Escrow Agent hereunder to a state or federal court having competent subject matter jurisdiction and located in the State and City of New York in accordance with the applicable procedure therefor.

         10. The Company and the Buyer agree jointly and severally to indemnify and hold harmless the Escrow Agent from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder other than any such claim, liability, cost or expense to the extent the same shall (a) have been tax obligations in connection with Escrow Agent's fee hereunder, or (b) have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Escrow Agent, or (c) be a liability, or arise from liability, to either the Company or the Buyer.

         11. Any notice required or permitted hereunder shall be given in manner provided in the Section headed "NOTICES" in the Agreement, the terms of which are incorporated herein by reference.

         12. By signing these Joint Escrow Instructions, the Escrow Agent becomes a party hereto only for the purpose of these Joint Escrow Instructions; the Escrow Agent does not become a party to the Agreement. The Company and the Buyer have become parties hereto by their execution and delivery of the Agreement, as provided therein.

         13. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns and shall be governed by the laws of the State of New York without giving effect to principles governing the conflicts of laws. A facsimile transmission of these instructions signed by the Escrow Agent shall be legal and binding on all parties hereto.

         14. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided in the Agreement.

         15. The rights and obligations of any party hereto are not assignable without the written consent of the other parties hereto. These Joint Escrow Instructions constitute the entire agreement amongst the parties with respect to the subject matter hereof.



ACCEPTED BY ESCROW AGENT:
KRIEGER & PRAGER

By:
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Date:
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